Exhibit 99.1

Harris Corporation Announces New Organizational Structure

Highlights:

•	Establishes four market-focused segments aligned with Harris’ strategic growth platforms

•	Increases efficiency and captures synergies

•	Combines talent and technology to improve competitiveness

MELBOURNE, Fla., July 1, 2015 — Harris Corporation (NYSE:HRS) today announced that it will reorganize its business segments to increase operational efficiency and capture synergies that result from Harris’ recent acquisition of Exelis.

“We combined Harris’ and Exelis’ top talent and technology to create four market-focused segments aligned with Harris’ strategic growth platforms,” said William M. Brown, chairman, president and chief executive officer. “Our new structure will help us improve our competitive position, increase efficiency, and capture synergies, while we continue to bring innovative and affordable solutions to our customers.”

Effective the beginning of fiscal 2016, July 4, the company will be organized in the following four business segments:

•	Communication Systems, led by Chris Young. The segment will serve markets in tactical and airborne radios, night vision technology, and defense and public safety networks.

•	Critical Networks, led by Carl D’Alessandro. The segment will provide managed services supporting air traffic management, energy and maritime communications, and ground network operation and sustainment, as well as high-value IT and engineering services.

•	Electronic Systems, led by Ed Zoiss. The segment will offer an extensive portfolio of solutions in electronic warfare, avionics, wireless technology, C4I, undersea systems and aerostructures.

•	Space and Intelligence Systems, led by Bill Gattle. The segment will provide complete earth observation, weather, geospatial, space protection, and intelligence solutions from advanced sensors and payloads, as well as ground processing and information analytics.

In addition, Sheldon Fox has been named Senior Vice President, Integration and Engineering for the company. Fox, formerly President of Harris’ Government Communications Systems segment, has been leading the acquisition integration effort. Also, Dana Mehnert, formerly President of Harris’ RF Communications segment, has been named Senior Vice President, Chief Global Business Development Officer. Mehnert will have responsibility for driving topline growth, leveraging complementary channels, and capturing large multi-year opportunities. Both of these positions will report to Brown.

”Our new leadership team has extensive industry experience, a proven track record and a deep commitment to meeting customer expectations,” Brown added.

About Harris Corporation
Harris provides advanced, technology-based solutions that solve government and commercial customers’ mission critical challenges. The company has approximately $8 billion in annual revenue and about 23,000 employees — including 9,000 engineers and scientists — supporting customers in more than 125 countries. Learn more at harris.com.

Forward-Looking Statements
Statements in this press release that are not historical facts are forward-looking statements that reflect management’s current expectations, assumptions and estimates of future performance and economic conditions. Such statements are made in reliance upon the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company cautions investors that any forward-looking statements are subject to risks and uncertainties that may cause actual results and future trends to differ materially from those matters expressed in or implied by such forward-looking statements. Information relating to factors that may impact the company’s results and forward-looking statements are disclosed in the company’s filings with the SEC. The forward-looking statements contained in this release are made as of the date of this release, and the company disclaims any intentions or obligations, other than imposed by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

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Investor Relations inquiries: Pamela Padgett at 321-727-9383, or pamela.padgett@harris.com
Media inquiries: Jim Burke at 321-727-9131, or jim.burke@harris.com